NEWS RELEASE
TSX: SCY
August 24, 2015
NR 15-6
www.scandiummining.com

Scandium International Announces Significant Transactions: Equity Financing,
Debt Conversion, Joint Venture Formation on Nyngan Scandium Project, and New
Board Member

Key News Items:

  Common share private placement raises C$2.16 million,
  Equity raise triggers conversion of all existing debt into a 20% Joint Venture interest in our NSW scandium projects--Company now debt-free,
  Equity funding enables immediate launch of Nyngan project feasibility study, and
  Andrew C. Greig appointed to SCY Board.

Vancouver, B.C. – August 24, 2015 – Scandium International Mining Corp. (TSX:SCY) (“Scandium International” or the “Company”) is pleased to announce that it has received C$2,167,118 pursuant to a private placement of common shares, priced at C$0.10 per share. Fees of US$60,000 were paid on the transaction. The proceeds of the private placement permit the Company to proceed immediately with a definitive feasibility study on the Nyngan Scandium Project, in NSW, Australia.

In connection with the equity placement, Scandium Investments LLC, an unrelated private investment company, will, on closing of the private placement, convert the US$2.5 million loan made to the Company into a 20% direct joint venture interest in the Company’s Nyngan and Honeybugle scandium projects in NSW, Australia. The conversion of the loan into a joint venture interest will be made pursuant to the terms of the convertible loan agreement entered into in June 2014.

The Company also announces the appointment of Andrew C. Greig as a director to the Company’s board of directors. Mr. Greig is a former Executive Director of Bechtel Group Inc., and previously was President of Bechtel’s Mining and Metals Global Business Unit, headquartered in Brisbane, Australia.

HIGHLIGHTS:

  C$2.16M received from private placement, priced at C$0.10 per common share,
  Placement proceeds convert existing US$2.5M loan with lender into a 20% JV interest in the Company’s NSW scandium projects,
  Company now fully debt-free,
  Company immediately to launch a feasibility study on Nyngan Project, and

  Andrew C. Greig appointed as director, adds significant Australian expertise and a strong global background in resource project development

Loan Conversion
The Company entered into a US$2.5M convertible loan agreement with Scandium Investments LLC, (“SIL”) in June of 2014. The loan terms provide for conversion of the loan into a 20% JV ownership interest in the Nyngan and Honeybugle Scandium Projects at such time as the Company successfully raises US$3.0M in project-related funding. SIL and the Company have agreed that the conversion threshold has now been met, based on previous equity financings (US$1.62M) in June-August 2014, and a further US$1.66M through this latest equity financing. As a result, the loan is extinguished on closing of the private placement and SIL will become a 20% JV share partner in the Company’s NSW scandium projects, held by our Australian subsidiary, EMC Metals Australia Pty Ltd. In addition, SIL has agreed to accept outstanding loan interest (C$223,748) in Company common shares at C$0.10 per share, and has further agreed to participate in this latest equity private placement.

Feasibility Study
Scandium International intends to proceed immediately with a definitive feasibility study (DFS) and further supplemental property resource drilling and environmental work for the purpose of reaching a final investment decision on the Nyngan Scandium project in early 2016. The Company also plans to apply for conversion of its exploration licenses on the property into mining licenses, in the same timeframe.

New Board Member
Andrew C. Greig joins the SCY Board with 35 years of experience in the mining and natural resource industry with Bechtel Group Inc., a global engineering, construction and project management company. Mr. Greig has held numerous positions with Bechtel, most recently as SVP and Global Manager of Human Resources. Mr. Greig served on the Bechtel Board as a Director and was President of the Mining and Metals Global Business Unit, centered in Brisbane, Australia for 12 years, prior to his HR role. He brings direct experience in developing minerals, resource, power, refining, and chemical businesses in 20 countries across six continents.

George Putnam, CEO of Scandium International Mining Corp. commented:
“The transactions announced today are significant as we now have the capital and a debt-free balance sheet to advance the Nyngan Scandium Project towards being the world’s first significant scale scandium-only producing project, creating value for all stakeholders, from existing shareholders to end users. We will now immediately proceed with a feasibility study, apply our final designs to a scandium mine and on-site processing facility, and complete the necessary project development steps to seek construction financing next year. We also intend to pursue additional offtake agreements which will further demonstrate the strong demand for scandium we see from end users in a number of areas and products. The manufacturing sector has been waiting for a dependable scandium supply that is both scalable commercially, and located in a proven, stable mining jurisdiction, and we intend to meet that need.

We wish to welcome our new 20% joint venture partner, Scandium Investments LLC directly into the NSW projects. This partnership was conceived just over 12 months ago, has developed exactly as envisioned, and brings a strong financial and strategic partner alongside us in development.

We also wish to welcome Andrew (Andy) Greig to the SCY Board. Andy brings invaluable and highly relevant experience to the Company in minerals project development exactly at the right time as we move through this stage of the project. We are truly excited to have his help, advice and participation in building our global scandium business.”

About Scandium International Mining Corp.
The Company is focused on developing the Nyngan Scandium Project into the world’s first scandium-only producing mine. The Company owns an 80% interest in both the Nyngan Scandium Project, and the adjacent Honeybugle Scandium Property, in New South Wales, Australia, and is manager of both projects. Our joint venture partner, Scandium Investments LLC, owns the remaining 20% in both projects, along with an option to convert those direct project interests into SCY common shares, based on market values, prior to construction.

The Company filed a NI 43-101 technical report disclosing Measured and Indicated Resources on the Nyngan Project in March of 2010. The Company also filed an amended NI 43-101 technical report on a preliminary economic assessment of the Nyngan Scandium Project in May of 2015, and has completed extensive metallurgical test work on the resource. The Nyngan Scandium Project PEA is preliminary in nature and should not be considered to be a pre-feasibility or feasibility study, as the economics and technical viability of the project have not been demonstrated at this time. In addition, SCY owns a 100% interest in the Tørdal Scandium/REE property in southern Norway, where we continue our exploration efforts, specifically for scandium and REE minerals.

Qualified Persons

Mr. Willem Duyvesteyn, MSc, AIME, CIM, a director and Chief Technology Officer of Scandium International and a "qualified person" as defined in NI 43-101, has approved the technical information contained in this news release.

For further information, please contact:

George Putnam, President and CEO.
Tel: 928-208-1775
Email: info@scandiummining.com

Certain statements in this news release are forward-looking statements, which reflect the expectations of management regarding its disclosure and amendments thereto. Such events include statements regarding proceeding with a feasibility study or any implication that the company will complete a definitive feasibility study within the time frames proposed or at all, that the Nyngan project will be developed as planned or at all, or if developed that it will be the first scandium only producer, or that the market demand for scandium oxide will be as anticipated by management.

There can be no assurance that the events anticipated by such forward looking statements will occur as contemplated or at all. Forward looking statements in this news release reflect management’s view as at the date hereof.

Cautionary Note to U.S. Investors Regarding Resource Estimates: The Company’s technical disclosure uses terms such as "indicated resources" and "measured resources" which are defined by the Canadian Institute of Mining, Metallurgy and Petroleum, and are required to be disclosed in accordance with Canadian National Instrument 43-101. The disclosure standards in the U.S. Securities and Exchange Commission's (SEC) Industry Guide 7 normally do not recognize information concerning these terms or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Accordingly, information concerning mineral deposits set forth in the Company’s disclosure documents may not be comparable with information presented by companies using only U.S. standards in their public disclosure.